EXHIBIT 99.A
News
For Immediate Release

El Paso Corporation Announces Two Power Transactions

HOUSTON, TEXAS, DECEMBER 23, 2003-El Paso Merchant Energy (EPME), a business unit of El Paso Corporation (NYSE:EP), today announced that it received a final order on December 23, 2003 from the Federal Energy Regulatory Commission (FERC). This order was a condition precedent to the making of the final payment of
$70 million in connection with the sale of all of the common
interests in East Coast Power, L.L.C.   East Coast Power L.L.C.
owns the natural gas-fired, 940-megawatt Linden cogeneration facility located adjacent to Staten Island in Linden, New Jersey. As previously announced, the total purchase price was approximately $450 million. At the closing in October, GS Linden Power Holdings L.L.C., a subsidiary of The Goldman Sachs Group, Inc., paid approximately $380 million. GS Linden will pay the remaining $70 million to EPME as a result of the issuance of this FERC order.

El Paso also announced today that it has agreed to sell its interest in Mohawk River Funding IV (MRF IV) to OKWARI IV, an indirect wholly owned subsidiary of The Bear Stearns Companies Inc., for approximately $4.5 million in cash and the assumption of approximately $75 million in debt. MRF IV was formed to securitize a long-term power contract with Connecticut Light and Power Company. While the MRF IV debt is non-recourse to El Paso, the company has nevertheless included it and other similar debt when calculating its total obligations senior to common stock. The transaction is subject to FERC approval and is expected to close in February 2004.

El Paso Corporation's purpose is to provide natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; the successful implementation of the settlement related to the western energy crisis; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain assets; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; changes in reserves estimates based upon internal and third party reserve analyses; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; the uncertainties associated with the outcome of governmental investigations; the outcome of pending litigation including shareholder derivative and class actions; political and currency risks associated with international operations of the company and its affiliates especially due to the instability in Brazil and economic conditions in Mexico; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Mel Scott, Director
Office:  (713) 420-3039
Fax:     (713) 420-6341